Fidelity & Guaranty Life Insurance Company Home Office: 801 Grand Avenue, Des Moines, IA 50309 Administrative Office: P O Box 81497; Lincoln, NE 68501-81497 Phone: 800-445-6758 [Product Marketing Name] Individual Registered Index-Linked Annuity Application 1 Owner(s) Name Address Mailing Address (If different) ☐ Male ☐ Female Birth Date Social Security Number or Tax ID No Phone Email Identification No State Type of Identification: ☐ State Issued ☐ Immigration ☐ Military ☐ Passport Joint Owner (if applicable) Name Address Mailing Address (If different) ☐ Male ☐ Female Birth Date Social Security Number or Tax ID No Phone Email Identification No State Type of Identification ☐ State Issued ☐ Immigration ☐ Military ☐ Passport Relationship to Owner 2 Annuitant(s) ☐ Check if Annuitant is same as Owner Name Address Mailing Address (If different) ☐ Male ☐ Female Birth Date Social Security Number or Tax ID No Phone Email Identification No State Type of Identification ☐ State Issued ☐ Immigration ☐ Military ☐ Passport Relationship to Owner Joint Annuitant (if any) ☐ Check if Joint Annuitant is same as Joint Owner Name Address Mailing Address (If different) ☐ Male ☐ Female Birth Date Social Security Number or Tax ID No Phone Email Identification No State Type of Identification ☐ State Issued ☐ Immigration ☐ Military ☐ Passport Relationship to Owner 835613-002 Fidelity 10Apr25 & Guaranty 22:12 Life Insurance Company ☐ Page Des Moines, 169 Iowa

Annuity Application 3. Beneficiary Please select Primary or Contingent Beneficiary for each beneficiary listed. If not selected, Primary will be default. The percentage for all Primary Beneficiaries must total 100%. The percentage for all Contingent Beneficiaries must total 100%. All percentages must be in whole numbers. If beneficiary percentages are not specified, all beneficiaries within a beneficiary type will share equally. Additional beneficiaries, if any, can be listed on a separate document and submitted with this application. The proposed Owner agrees that, in the event of their death before the annuity contract is issued and/or delivered, the beneficiary designation below shall be treated as a transfer-on-death designation for the premium intended for this annuity contract. 1. Name ❑ Primary ❑ Contingent Address Phone Email Birth Date Social Security Number or Tax ID No. Beneficiary % Relationship to Owner 2. Name ❑ Primary ❑ Contingent Address Phone Email Birth Date Social Security Number or Tax ID No. Beneficiary % Relationship to Owner 3. Name ❑ Primary ❑ Contingent Address Phone Email Birth Date Social Security Number or Tax ID No. Beneficiary % Relationship to Owner 4. Name ❑ Primary ❑ Contingent Address Phone Email Birth Date Social Security Number or Tax ID No. Beneficiary % Relationship to Owner 4. Plan Type and Premium Plan Type ❑ Nonqualified ❑ Traditional IRA ❑ Roth IRA ❑ SEP IRA ❑ Inherited IRA ❑ Tax-Sheltered Annuity (Funding Vehicle Only) ❑ Other (specify plan type) ❑ Contribution Current Year Contribution Amount Previous Year Contribution Amount Premium—Please make check(s) payable to Fidelity & Guaranty Life Insurance Company Total Cash Amount (Check/ACH/DTCC Settlement) $ Anticipated total amount from Exchange(s)/Transfer(s)/Rollover(s) to be requested by F&G $ Anticipated total amount from Exchange(s)/Transfer(s)/Rollover(s)to be requested by Financial Professional/Agent or Owner $ Total Estimated Premium $

Annuity Application 5 Special Instructions 6 Available Strategies – Allocations must be in whole percentages only Total allocation must equal 100% 1 Year Segment Initial 6 Year Segment Initial Allocation Allocation S&P 500 Point to Point with cap 10% Buffer S&P 500 Point to Point with cap 10% Buffer MSCI EAFE Point to Point with cap 10% Buffer MSCI EAFE Point to Point with cap 10% Buffer Russell 2000 Point to Point with cap 10% Buffer Russell 2000 Point to Point with cap 10% Buffer NASDAQ 100 Point to Point with cap 10% Buffer Hindsight 20-20 Point to Point with cap 10% Buffer S&P 500 Point to Point with cap 20% Buffer S&P 500 Point to Point with cap 20% Buffer MSCI EAFE Point to Point with cap 20% Buffer MSCI EAFE Point to Point with cap 20% Buffer Russell 2000 Point to Point with cap 20% Buffer Russell 2000 Point to Point with cap 20% Buffer S&P 500 Performance Trigger 10% Buffer S&P 500 Annual Lock 10% Buffer MSCI EAFE Performance Trigger 10% Buffer MSCI EAFE Annual Lock 10% Buffer Russell 2000 Performance Trigger 10% Buffer Russell 2000 Annual Lock 10% Buffer NASDAQ 100 Performance Trigger 10% Buffer 3 Year Segment Initial Allocation Point with cap S&P 500 Point to 10% Buffer to Point with cap MSCI EAFE Point 10% Buffer to Point cap Russell 2000 Point with 10% Buffer S&P 500 Point to Point with cap 20% Buffer MSCI EAFE Point to Point with cap 20% Buffer Russell 2000 Point to Point with cap 20% Buffer 835613-002 Fidelity 10Apr25 & Guaranty 22:12 Life Insurance Company Ù Page Des Moines, 171 Iowa

Annuity Application 7. Important Notices For Residents of the States not listed below: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject penalties under state law. Alabama/Arkansas Residents: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution, fines, or confinement in prison, or any combination thereof. California Residents: For your protection California law requires the following to appear on this form: Any person who knowingly presents false or fraudulent information to obtain or amend insurance coverage or to make a claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in state prison. Colorado Residents: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies. District of Columbia, Maryland, New Mexico, Rhode Island, and West Virginia Residents: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. Louisiana: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. Florida Residents: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree. Kansas: Any person who knowingly presents a false statement in an application for insurance may be guilty of fraud as determined by a court of law. Kentucky Residents: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime. Maine, Tennessee, Virginia and Washington Residents: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines or a denial of insurance benefits. New Jersey Residents: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties. Ohio Residents: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. Oklahoma Residents: WARNING – Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony. Pennsylvania Residents: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Annuity Application 8. Acknowledgements, Agreements and Signatures Replacement—If either of the following questions is answered “Yes”, please complete and submit the state-specific replacement form. 1. Do you have an existing life insurance policy or annuity contract? ❑ Yes ❑ No 2. Will the annuity applied for replace or change an existing life insurance policy or annuity contract? ❑ Yes ❑ No I (We) have read the statements made in this application. To the best of my (our) knowledge and belief, the statements made are complete, true, and correctly recorded. I (We) understand that: a copy of this application may form a part of any annuity issued; the annuity will not take effect until delivered to the Owner; no financial professional or agent has the authority to modify any annuity issued; and there are terms, conditions, charges, and fees for any optional rider selected. I (We) understand that I (We) have applied for an registered index-linked annuity. I (We) have received a copy of Fidelity & Guaranty Life Insurance Company’s prospectus for this annuity, any applicable disclosure document and current rate sheet for this annuity. I (We) understand that: while the values of the annuity may be affected by an external index, the annuity does not directly participate in any stock, bond, equity or other investments; any payment and values shown, other than guaranteed minimum values, are not guarantees, promises or warranties; and the annuity describes how the minimum guaranteed surrender values and indexed interest credits are calculated. I (We) understand that Fidelity & Guaranty Life Insurance Company offers other indexed annuity products with different features and benefits. I (We) can also apply for any of those products by contacting Fidelity & Guaranty Life Insurance Company or one of its financial professionals or agents. If the annuity is issued with a market value adjustment, the cash surrender values may increase or decrease based on a market value adjustment prior to the date or dates specified in the annuity; the market value adjustment applies when the surrender charge applies. I (We) certify, under penalties of perjury, that I am a (we are) United States Citizen(s) or resident(s) of the United States (includes United States resident aliens) and that the taxpayer identification number(s) is (are) correct. I (We) understand that federal law requires all financial institutions to obtain identity information in order to verify my (our) identity(ies) and I (we) authorize its use for this purpose. This information includes, but is not limited to, the name(s), residential address(es), date(s) of birth, Social Security or taxpayer identification number(s), and any other information necessary to sufficiently verify identity(ies). Third party sources may be used to verify the information provided. Signed at Date Signature of Owner Signature of Joint Owner (if applicable) Signature of Annuitant(if different than Owner) Signature of Joint Annuitant (If applicable)

Annuity Application 9. Financial Professional/Agent Certification Does the applicant have an existing life insurance policy or annuity contract? ❑ Yes ❑ No (If Yes, provide state replacement notice.) To the best of your knowledge, does this application replace or change existing life insurance or annuities? ❑ Yes ❑ No I certify that the application was signed and dated by the Owner(s). I certify that all the Company’s disclosure material has been presented to the Owner(s) and a copy was provided. I have not made any statements which differ from this material nor have I made any guarantees or promises about the expected future values of the annuity. I have received a copy of, have carefully read and complied with the applied for annuity’s training manual. If the Contract applied for replaces any existing life insurance or annuity with this or any other company, I attest that I have reviewed the potential advantages and disadvantages of the proposed transaction. I have verified the identity of the Owner, Joint Owner, Annuitant and Joint annuitant through an examination of a state or federal government photo identification card provided by the Owner, Joint Owner, Annuitant or Joint Annuitant such as a driver’s license or passport. I have truly and accurately recorded on this application the information provided by the applicant. Primary Financial Professional/Agent Signature Date F&G Financial Professional/Agent No. State License No. (Florida agents only) Split% (if <100%) Financial Professional/Agent Phone No. Financial Professional/Agent Email Commission Option Elected ❑ Option 1 ❑ Option 2 ❑ Option 3 ADDITIONAL PRODUCER(s) 1. Financial Professional/Agent Name F&G Financial Professional/Agent No. State License No. (Florida agents only) Split% (if <100%) Financial Professional/Agent Phone No. Financial Professional/Agent Email 2. Financial Professional/Agent Name F&G Financial Professional/Agent No. State License No. (Florida agents only) Split% (if <100%) Financial Professional/Agent Phone No. Financial Professional/Agent Email 3. Financial Professional/Agent Name F&G Financial Professional/Agent No. State License No. (Florida agents only) Split% (if <100%) Financial Professional/Agent Phone No. Financial Professional/Agent Email